Exhibit 32

                Certifications Pursuant to 18 U.S.C. Section 1350

         The undersigned, who are the chief executive officer and the chief financial officer of Southcoast Financial Corporation, each hereby certifies that, to the best of his knowledge, the accompanying Form 10-QSB of the issuer fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

November 12, 2003

                                   s/L. Wayne Pearson
                                   ---------------------------------------------
                                   L. Wayne Pearson
                                   Chief Executive Officer


                                   s/Robert M. Scott
                                   ---------------------------------------------
                                   Robert M. Scott
                                   Chief Financial Officer